Exhibit 21.1
Subsidiaries of the Company

Name	Jurisdiction
Iron Mountain Argentina S.A.	Argentina
Ausdoc Group Pty Limited	Australia
Ausdoc Holdings Pty Limited	Australia
Iron Mountain Acquisition Holdings Pty. Ltd.	Australia
Iron Mountain Australia Group Pty. Ltd. (fka Recall Information Management Pty Limited)	Australia
Iron Mountain Australia Group Services Pty. Ltd. (fka Tape Management Services Pty Ltd )	Australia
Iron Mountain Australia Property Holdings Pty Ltd	Australia
KDM Spectrumdata Pty Ltd	Australia
Recall Holdings Limited	Australia
Recall International Pty Limited	Australia
Recall Overseas Holdings Pty Limited	Australia
Recall Technology Pty. Ltd.	Australia
Iron Mountain Austria Archivierung GmbH	Austria
Iron Mountain Belgium NV	Belgium
Iron Mountain BPM SPRL	Belgium
Iron Mountain do Brasil Ltda	Brazil
Hamilton Data Services EOOD	Bulgaria
Iron Mountain Canada Operations ULC	Canada
Iron Mountain Information Management Services Canada, Inc.	Canada
Iron Mountain Secure Shredding Canada, Inc.	Canada
Custodia S.O.S. SA	Chile
Iron Mountain Chile S.A.	Chile
Iron Mountain Chile Servicios S.A.	Chile
Storbox SA	Chile
Guarantee Records Management (Beijing) Ltd.	China
Guarantee Records Management of Shanghai Co. Ltd.	China
Guarantee Storage of Shanghai Co. Ltd.	China
Iron Mountain Records Management (Shanghai) Co., Ltd. (fka Databox Records Management (Shanghai) Co., Ltd.)	China
Iron Mountain Shanghai Co Ltd	China
Recall (Shanghai) Ltd.	China
Iron Mountain Colombia, S.A.S.	Colombia
Iron Mountain Services S.A.S. (fka Iron Mountain Colombia Services S.A.S.)	Colombia
Arhiv-Trezor d.o.o.	Croatia
Osrecki d.o.o.	Croatia
Helcom Limited	Cyprus
Iron Mountain Cyprus Limited (fka Fileminders Limited)	Cyprus
Iron Mountain EES Holdings Ltd.	Cyprus
Iron Mountain Ceska Republika S.R.O.	Czech Republic
Royal Seal S.R.O.	Czech Republic
Eurospags Investments ApS	Denmark

Name	Jurisdiction
Iron Mountain A/S	Denmark
Recall A/S	Denmark
AB Archyvu Sistemos, Estonia Branch	Estonia
IM Tape Storage Oy (fka Iron Mountain Finland OY)	Finland
Iron Mountain Finland Oy (fka Recall Finland OY)	Finland
Capital Vision Holdings SAS	France
Capital Vision SAS	France
Iron Mountain France S.A.S.	France
Iron Mountain Holdings (France) SNC	France
Iron Mountain Participations SA	France
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain Deutschland GmbH	Germany
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain Hellas SA	Greece
Bonded Services International Limited	Hong Kong
Iron Mountain Asia Pacific Holdings Ltd	Hong Kong
Iron Mountain Hong Kong Ltd. (fka Recall Hong Kong Ltd.)	Hong Kong
Iron Mountain Southeast Asia Holdings Limited	Hong Kong
Jin Shan Limited	Hong Kong
DocuTár Iratrendezõ és Tároló Szolgáltató Kft.	Hungary
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
Iron Mountain India Private Ltd	India
Iron Mountain Services Private Ltd	India
OEC Records Management Company Private Limited	India
Recall India Information Management Pvt. Ltd.	India
Recall Total Information Management India Pvt. Ltd.	India
PT Iron Mountain Indonesia (fka PT Santa Fe Properties)	Indonesia
Horanross Limited	Ireland
Iron Mountain (Ireland) Services Limited	Ireland
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
Record Data Limited	Ireland
Superior Storage Limited	Ireland
Shuttle SRL	Italy
Recall Italia SRL	Italy
Silver Sky Limited	Jersey
AS Archivu Serviss	Latvia
Iron Mountain Lesotho (Proprietry) Limited (fka Docufile Lesotho Proprietary Limited)	Lesotho
AB Archyvu Centras	Lithuania
AB Archyvu Sistemos	Lithuania
UAB Confidento	Lithuania
Iron Mountain Luxembourg Sarl	Luxembourg
Iron Mountain Luxembourg Services S.a.r.l.	Luxembourg
Iron Mountain South America Sarl (fka Iron Mountain South America Ltd.)	Luxembourg

Name	Jurisdiction
Marshgate Morangis Sarl	Luxembourg
Iron Mountain Macau Limited	Macau
Iron Mountain Sdn. Bhd. (fka Recall Corporation Sdn. Bhd.)	Malaysia
Prism Integrated Sdn Bhd	Malaysia
Recall Enterprises Sdn. Bhd.	Malaysia
Iron Mountain Mexico Holding, S. de RL de CV	Mexico
Iron Mountain Mexico Servicios, S. de RL de CV	Mexico
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico
Bonded Services (International) B.V.	Netherlands
Iron Mountain (Nederland) Data Centre B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Germany B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Holdings B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Holdings Germany B.V.	Netherlands
Iron Mountain (Nederland) Services BV	Netherlands
Iron Mountain International Holdings BV	Netherlands
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands
Oda International Management Corporation NV	Netherlands
Iron Mountain New Zealand Limited (fka Recall New Zealand Ltd)	New Zealand
Iron Mountain Norge AS	Norway
IMSA Peru SRL	Peru
Iron Mountain Peru S.A.	Peru
Iron Mountain Philippines Inc.	Philippines
Lane Archives Technologies Corporation	Philippines
Iron Mountain Poland Holdings Ltd	Poland
Iron Mountain Polska Services Sp z.o.o. (fka Berylis Investments Sp z.o.o.)	Poland
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc	Puerto Rico
Iron Mountain SRL	Romania
Recall Information Services SRL	Romania
Data Outsourcing Centre doo	Serbia
Iron Mountain d.o.o. Novi Banovci (fka Iron Mountain d.o.o. Beograd)	Serbia
Iron Mountain Data Centre Pte. Limited	Singapore
Recall Asia Pte Limited	Singapore
Recall Total Information Mgt Pte Ltd	Singapore
Iron Mountain Slovakia, s.r.o.	Slovakia
Docu-File Cape Town Proprietary Limited	South Africa
Docu-File JHB Proprietary Limited	South Africa
Docuscan Proprietary Limited	South Africa
Iron Mountain Secure Shredding (Pty) Ltd (fka Shred-It South Africa (Pty) Ltd)	South Africa
Iron Mountain South Africa (Pty) Ltd (fka Docufile Services Proprietary Limited)	South Africa
Iron Mountain South Africa Holdings (Pty) Ltd (fka Docufile Holdings (Proprietary) Limited)	South Africa

Name	Jurisdiction
Iron Mountain South Africa Information Management (Pty) Ltd (fka Docu-File Durban Proprietary Limited)	South Africa
Iron Mountain South Africa Records Management (Pty) Ltd (fka Docuscan Cape Town Proprietary Limited)	South Africa
Iron Mountain Korea Limited	South Korea
Iron Mountain (España) Services, S.L	Spain
Iron Mountain Espana SA	Spain
Iron Mountain Latin America Holdings, Sociedad Limitada	Spain
Iron Mountain Swaziland (Proprietary) Limited	Swaziland
Iron Mountain Document Holdings Sweden AB (fka Document Holdings Sweden AB)	Sweden
Iron Mountain Holdings Sweden AB (fka Recall Holdings Sweden AB)	Sweden
Iron Mountain Sweden AB (fka Recall Sweden AB)	Sweden
First International Records Management AG	Switzerland
Fontis International GmbH	Switzerland
Iron Mountain (Schweiz) AG (fka Sispace AG)	Switzerland
Iron Mountain Management Services GmbH	Switzerland
Iron Mountain Taiwan Ltd. (fka Recall Taiwan Ltd.)	Taiwan
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey
Iron Mountain FZ-LLC (fka Derby Records Management FZ-LLC)	United Arab Emirates
Bonded Services Acquisition Ltd.	United Kingdom
Bonded Services Group Limited	United Kingdom
Bonded Services International Limited	United Kingdom
Bonded Services Limited	United Kingdom
Britannia Data Management Limited	United Kingdom
Disaster Recovery Services Limited	United Kingdom
F.T.S. (Freight Forwarders) Limited	United Kingdom
F.T.S. (Great Britain) Limited	United Kingdom
F.T.S. (Road Transport) Limited	United Kingdom
File Express Limited	United Kingdom
Film Media Services Limited	United Kingdom
Filmbond Video Services Limited	United Kingdom
Fleet Freight Limited	United Kingdom
FTS Bonded Limited	United Kingdom
Global Logistics Worldwide Limited	United Kingdom
Haworth Group Holdings (UK) Limited	United Kingdom
Haworth Group Limited	United Kingdom
International Distribution Services Ltd	United Kingdom
Iron Mountain (UK) Data Centre Limited	United Kingdom
Iron Mountain (UK) EES Holdings Limited	United Kingdom
Iron Mountain (UK) PLC (fka Iron Mountain (UK) Limited)	United Kingdom
Iron Mountain (UK) Services Limited	United Kingdom
Iron Mountain DIMS Limited	United Kingdom
Iron Mountain Europe (Group) Limited	United Kingdom
Iron Mountain Europe Ltd. (fka Iron Mountain Europe PLC)	United Kingdom
Iron Mountain Group (Europe) Limited	United Kingdom

Name	Jurisdiction
Iron Mountain Holdings (Europe) Limited	United Kingdom
Iron Mountain International (Holdings) Ltd	United Kingdom
Iron Mountain Mayflower Limited	United Kingdom
Iron Mountain MDM Limited	United Kingdom
Iron Mountain UK Services (Holdings) Ltd	United Kingdom
Jigsaw Freight Limited	United Kingdom
Jigsaw Pieces Limited	United Kingdom
Novo Group Limited	United Kingdom
Novo Holdings Limited	United Kingdom
Novo Overseas Limited	United Kingdom
Preferred Media Ltd	United Kingdom
Recall (London) Limited	United Kingdom
Recall Europe Finance Ltd. (fka Recall Europe Finance Plc)	United Kingdom
Recall Europe Limited	United Kingdom
Recall GQ Ltd	United Kingdom
Recall Limited	United Kingdom
Recall Shredding Limited	United Kingdom
First International Records Management, LLC	United States
Iron Mountain Data Centers Services, LLC	United States
Iron Mountain Data Centers, LLC	United States
Iron Mountain Fulfillment Services, Inc.	United States
Iron Mountain Global Holdings, Inc.	United States
Iron Mountain Global LLC	United States
Iron Mountain Incorporated	United States
Iron Mountain Information Management Services, Inc.	United States
Iron Mountain Information Management, LLC	United States
Iron Mountain Intellectual Property Management, Inc.	United States
Iron Mountain Mortgage Finance Holdings, LLC	United States
Iron Mountain Mortgage Finance I, LLC	United States
Iron Mountain Receivables QRS, LLC	United States
Iron Mountain Receivables TRS, LLC	United States
Iron Mountain Secure Shredding, Inc.	United States
Iron Mountain US Holdings Inc	United States
KH Data Capital Development Land, LLC (fka Hayden Road Project LLC)	United States
Nettlebed Acquisition Corp.	United States